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                                  CERTIFICATE


     The undersigned hereby certifies that he is the Secretary of Morgan Stanley Select Dimensions Investment Series (the "Trust"), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Amendment to the Declaration of Trust of the Trust adopted by the Trustees of the Trust on January 28, 2003, as provided in
Section 9.3 of the said Declaration, said Amendment to take effect on May 1, 2003, and I do hereby further certify that such amendment has not been amended and is on the date hereof in full force and effect.

     Dated this 14th day of April, 2003.




                                       /s/ Barry Fink
                                           --------------
                                           Barry Fink
                                           Secretary

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                                    AMENDMENT


Dated:             April 14, 2003

To be Effective:   May 1, 2003


                                        TO

                                  MORGAN STANLEY

                       SELECT DIMENSIONS INVESTMENT SERIES

                                DECLARATION OF TRUST

                                       DATED

                                    JUNE 2, 1994

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 Amendment dated April 14, 2003 to the Declaration of Trust (the "Declaration")
      of Morgan Stanley Select Dimensions Investment Series (the "Trust")
                                  dated June 2, 1994


     WHEREAS, the Trust was established by the Declaration on the date hereinabove set forth under the laws of the Commonwealth of Massachusetts; and

     WHEREAS, the Trustees of the Trust have deemed it advisable to change the name of the Diversified Income Portfolio of the Trust to the "Flexible

Income Portfolio," such change to be effective on May 1, 2003;


NOW, THEREFORE:


     1. The Declaration is hereby amended so that the Diversified Income

Portfolio is hereby designated the "Flexible Income Portfolio."

     2. The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.

     3. This Amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.